   As filed with the Securities and Exchange Commission on September 3, 1997
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                              -------------------


                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              -------------------


                           NCI BUILDING SYSTEMS, INC.

             (Exact name of registrant as specified in its charter)

            DELAWARE                               76-0127701
  (State or other jurisdiction of                (I.R.S. Employer
   incorporation or organization)               Identification No.)

                                 7301 FAIRVIEW
                             HOUSTON, TEXAS 77041
                                 (713) 466-7788
             (Address of registrant's principal executive offices)

                       NCI NONQUALIFIED STOCK OPTION PLAN

                              (Full Title of Plan)

                              -------------------

            Johnie Schulte               Copy to:      John K. Sterling, Esq.
President and Chief Executive Officer                 Gardere & Wynne, L.L.P.
     NCI Building Systems, Inc.                            1601 Elm Street
            7301 Fairview                                    Suite 3000
        Houston, Texas  77041                           Dallas, Texas  75201
            (713) 466-7788                                 (214) 999-4925
          (Name and address, including zip code, and telephone number, including area code, of registrant's agent for service)

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
      TITLE OF EACH CLASS                         PROPOSED MAXIMUM    PROPOSED MAXIMUM           AMOUNT OF
       OF SECURITIES TO BE         AMOUNT TO BE    OFFERING PRICE         AGGREGATE           REGISTRATION FEE
            REGISTERED             REGISTERED (1)  PER SHARE (2)     OFFERING PRICE (1)(2)        (2)(3)
----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value       500,000 shs.        $35.63          $17,815,000.00         $5,398.48
==================================================================================================================================

(1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of operation of the anti-dilution provisions of the Plan described herein.
(2) Calculated pursuant to Rule 457(h), based on the price at which the options may be exercised as to 500,000 shares, for which the exercise price is not known, at $35.63 per share (the average of the high and low prices for the Common Stock on August 29, 1997, as quoted in the NASDAQ Stock Market).
(3) The number of shares which is being carried over from the prior registration on Form S-8 No. 333-12921 is 201,526 and the portion of the filing fee associated with those shares and paid with the earlier registration statement is $2,091.28.

================================================================================
        Shares of Common Stock of the registrant for issuance upon exercise of employee stock options have been heretofore registered under Registration Statements on Form S-8 Nos. 33-52080, 33-71106 and 333-12921 of the registrant. These shares of Common Stock and the options are described in the Section 10(a) prospectus for this registration statement in accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended.

================================================================================

                                     PART I


        On December 12, 1996, the Board of Directors of the Registrant (the "Board") adopted, subject to shareholder approval, an amended and restated Stock Option Plan (the "Plan") which increases the number of shares available for issuance under the Plan from 1,550,000 to 2,050,000, provides for the automatic grants of options to non-employee directors, extends the expiration date of the Plan from 1999 to 2009 and permits further amendments to the Plan without shareholder approval (other than amendments to increase available shares). The shareholders of the Registrant approved the amendments at the Annual Meeting of Shareholders held on March 5, 1997. The contents of the Registrant's Registration Statements on Form S-8 (File Nos. 33-52080, 33-71106 and 333-12921) filed with the Securities and Exchange Commission on September 16, 1992, November 2, 1993, and September 27, 1996, respectively, relating to the Plan (the "Prior S-8's"), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

        The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement.

             (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1996.

             (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended January 31, 1997.

             (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1997.

             (4) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on February 22, 1992, which incorporated by reference the section titled "Description of Capital Stock" contained in the Prospectus filed with the Securities and Exchange Commission on April 7, 1992 as part of the Registrant's registration statement on Form S-1 (Registration No. 33-45612).

        In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. The consolidated financial statements of the Registrant appearing in its latest Annual Report on Form 10-K filed with the Securities and Exchange Commission on January 29, 1997, for the fiscal year ended October 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP, pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Gardere & Wynne, L.L.P., 1601 Elm Street, Suite 3000, Dallas, Texas 75201, counsel for the Registrant, has rendered an opinion as to the legality of the securities being registered hereby. John K. Sterling, a partner in Gardere & Wynne, L.L.P., owns 7,000 shares of Common Stock of the Registrant.

ITEM 8.  EXHIBITS.

 *      4.7          Nonqualified Stock Option Plan, as amended and restated December 12, 1996

 *      4.8          Form of Stock Option Agreement [Non-Employee Directors], as amended March 5, 1997

 *      4.9          Form of Stock Option Agreement [Employees], as amended March 5, 1997

 *      4.10         Form of Amendment to Stock Option Agreement [Directors]

 *      4.11         Form of Amendment to Stock Option Agreement [Employees]

 *      5.1          Opinion of Gardere & Wynne, L.L.P.

 *      23.1         Consent of Ernst & Young LLP

        23.2         Consent of Gardere & Wynne (included as part of Exhibit 5.1)

        24           Power of Attorney (set forth on the signature pages of the registration statement)

___________________

 *      filed herewith

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of September, 1997.

                                       NCI BUILDING SYSTEMS, INC.
                                       (Registrant)



                                       By: /s/ JOHNIE SCHULTE
                                          --------------------------------------
                                           Johnie Schulte, President and Chief
                                           Executive Officer

        Each person whose signature appears below hereby constitutes and appoints Johnie Schulte and Robert J. Medlock and each of them (with full power in each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission and the securities regulatory authorities of the several states registration statements, any amendment or post-effective amendments or any and all other documents in connection therewith, in connection with the registration under the Securities Act of 1933, as amended, or the registration or qualification under any applicable state securities laws or regulations, of shares of Common Stock issuable pursuant to the Plan, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below in the City of Houston, State of Texas on the 2nd day of September, 1997.

Name                           Title

/s/ JOHNIE SCHULTE             President, Chief Executive Officer and Director
-----------------------------  (a principal executive officer)
Johnie Schulte



/s/ ROBERT J. MEDLOCK          Vice President and Chief Financial Officer
-----------------------------  (principal financial officer)
Robert J. Medlock



/s/ T. C. ARNETT               Director
-----------------------------
T. C. Arnett

Name                           Title

/s/ WILLIAM D. BREEDLOVE       Director
-----------------------------
William D. Breedlove



/s/ GARY L. FORBES             Director
-----------------------------
Gary L. Forbes



/s/ LEONARD F. GEORGE          Director
-----------------------------
Leonard F. George



/s/ ROBERT N. MCDONALD         Director
-----------------------------
Robert N. McDonald



/s/ C. A. RUNDELL, JR.         Director
-----------------------------
C. A. Rundell, Jr.



/s/ DANIEL D. ZABCIK           Director
-----------------------------
Daniel D. Zabcik

                               INDEX TO EXHIBITS

                                                                                                             Sequentially
Exhibit                                                                                                         Numbered
Number                                             Exhibit                                                       Page
------                                             -------                                                  -------------
*   4.7          Nonqualified Stock Option Plan, as amended and restated
                 December 12, 1996

*   4.8          Form of Stock Option Agreement [Non-Employee Directors],
                 as amended March 5, 1997

*   4.9          Form of Stock Option Agreement [Employees],
                 as amended March 5, 1997

*   4.10         Form of Amendment to Stock Option Agreement [Directors]

*   4.11         Form of Amendment to Stock Option Agreement [Employees]

*   5.1          Opinion of Gardere & Wynne, L.L.P.

*   23.1         Consent of Ernst & Young LLP

    23.2         Consent of Gardere & Wynne (included as part of Exhibit 5.1)

    24 Power of Attorney (set forth on the signature pages of the registration statement)

___________________

 *  filed herewith